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                                                                EXHIBIT 10.44(c)

                                 FIRST AMENDMENT
                                       TO
                             SUPPLEMENTAL EXECUTIVE
                              RETIREMENT AGREEMENT

          AMENDMENT made this 30th day of July 2001, between Hexcel Corporation, a Delaware corporation (the "Company"), and Ira J. Krakower (the "Executive").

          WHEREAS, the Company and the Executive have entered into that certain Supplemental Executive Retirement Agreement dated May 10, 2000 (the "Agreement"), and

          WHEREAS, the Company and the Executive desire to amend the Agreement.

          NOW, THEREFORE, the parties mutually agree as follows:

          1. Section 2.2.2 of the Agreement shall be amended to read in its entirety as follows:

          "Subject to Section 2.2.7, upon (i) termination by the Executive of his employment for Good Reason within two years following a Change in Control, (ii) termination of the Executive's employment by the Company other than for Cause within two years following a Change in Control or
          (iii) a termination of the Executive's employment described in Section 4(e) of the Executive Severance Agreement (whether by the Company or the Executive), the Company will pay the Executive, no later than the next business day following the date of such termination, by wire transfer to the Executive's bank account, as designated by the Executive, an amount equal to the actuarial present value of a monthly benefit starting on the first of the month after his employment terminates, computed under Section 2.2.1 using a Vesting Percentage of 100% and Continuous Service equal to the Executive's actual Continuous Service at the time his employment terminates plus 36 months, with such monthly benefit reduced by one quarter of one percent (1/4%) per payment for each full calendar month by which the first day of the month after his employment terminates precedes the Executive's attainment of age 65."

          2. Section 2.2.3 of the Agreement shall be amended to read in its entirety as follows:

          "Subject to Section 2.2.7, and except as otherwise provided in Section 2.2.2, upon termination of the Executive's employment at any time by the Company other than for Cause or by the Executive for Good Reason, the Company will pay the Executive, as soon as practicable following such date of termination, an amount equal to the actuarial present value of a monthly benefit starting on the first of the

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          month after his employment terminates, computed under Section 2.2.1 using a Vesting Percentage of 100% and Continuous Service equal to the Executive's actual Continuous Service at the time his employment terminates plus 12 months, with such monthly benefit reduced by one quarter of one percent (1/4%) per payment for each full calendar month by which the first day of the month after his employment terminates precedes the Executive's attainment of age 65."

          3. The second sentence of Section 2.2.7 of the Agreement shall be amended to read in its entirety as follows:

          "In lieu of the lump sum form of benefit prescribed in Sections 2.2.2. and 2.2.3, the Executive may elect to receive his benefit hereunder as a monthly benefit, computed under Section 2.2.1 and reduced by one quarter of one percent (1/4%) per payment for each full calendar month by which the benefit commencement date precedes the Executive's attainment of age 65, starting on the first of the month after his employment terminates and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments."

          4. This First Amendment shall be effective as of the date and year first written above. Except as otherwise expressly amended by this First Amendment, the Agreement shall remain in full force and effect.

                                        HEXCEL CORPORATION


                                        By: /s/ Stephen C. Forsyth
                                            ---------------------------
                                            Name:  Stephen C. Forsyth
                                            Title:  Executive Vice President


                                            /s/  Ira J. Krakower
                                            ---------------------------
                                            Ira J. Krakower

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